                                 EXHIBIT 10.2

                            NOTE PURCHASE AGREEMENT

     THIS NOTE PURCHASE AGREEMENT (this "Agreement") is entered into as of
May 2, 2001 by and among Jabber.com, Inc., a Delaware corporation (the "Company"), Webb Interactive Services, Inc., the Company's parent ("Webb") and France Telecom Technologies, a French corporation (the "Investor").

                                   Background
                                   ----------

     The Company wishes to obtain, and the Investor is prepared to make, a US$2,500,000 convertible loan to the Company, with the proceeds of such loan to be used by the Company for general working capital purposes. The Investor will have the option of converting all or a portion of the loan contemplated hereby into Series B Preferred Stock of the Company, and the loan contemplated hereby shall automatically convert into Series B Preferred Stock of the Company upon the execution and delivery by the Company and the Investor of a Stock Purchase Agreement pursuant to which the Investor will acquire not less than $5,000,000 of equity securities of the Company. Until the loan is repaid or converted into Series B Preferred Stock of the Company, the loan will be secured by a security agreement from the Company and guaranteed by a guaranty from Webb.



                                   Agreement
                                   ---------

                     Section 1 - Purchase and Sale of Note

1.1 Agreement to Purchase and Sell Note. The Company agrees to issue and sell to the Investor, and the Investor agrees to purchase from the Company, a Convertible Promissory Note (the "Note"), in the principal amount of $2,500,000 in the form attached as Exhibit A, the repayment of which shall be secured pursuant to a Security Agreement (the "Security Agreement"), attached hereto as Exhibit B and guaranteed pursuant to a Guaranty (the "Guaranty") by Webb, in the form attached hereto as Exhibit C, which Guaranty shall be secured by a pledge to Investor of all of the capital stock of the Company. The Note and any shares of the Company's preferred stock, common stock or any other equity securities issuable upon conversion of the Note and any convertible securities of the Company acquired upon conversion of the Note are referred to as "Securities."

                  Section 2 - Representations and Warranties
                                of the Company

     The Company represents and warrants to the Investor:

2.1 Organization, Good Standing and Qualification. The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite corporate power and authority to carry on its business as now conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on the business or financial condition of the Company taken as a whole.

2.2 Authorization; Consents. The Company has the requisite corporate power and authority to enter into and perform its obligations under (i) this Agreement,
(ii) the Note, (iii) the Security Agreement, and (iv) all other agreements, documents or other instruments executed and delivered by or on behalf of the Company in connection with the transaction contemplated herein (the instruments described in (i) and (ii) being collectively referred to herein as the "Transaction Documents"). All corporate action on the part of the Company by its officers, directors and stockholders necessary for the authorization, execution and delivery of, and the performance by the Company of its obligations under, the Transaction Documents has been taken, and no further consent or authorization of the Company, its Board of Directors, its stockholders, any governmental agency or organization (other than such approval as may be required under the U.S. Securities Act of 1933, as amended (the "Act") and applicable state securities laws), or any other person or entity is required.

2.3 Enforcement. Each of the Transaction Documents constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency or other laws affecting creditors' rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity) or public policy.

2.4 Disclosure Documents; Agreements; Financial Statements; Other Information. Webb has filed with the U.S. Securities and Exchange Commission (the "SEC"): (i) Webb's Annual Report on Form 10-KSB for the year ended December 31, 2000 and
(ii) all reports required to be filed with the SEC since December 31, 2000 and prior to the date hereof (collectively, the "Disclosure Documents"). Each Disclosure Document, as of the date of the filing thereof with the SEC, conformed in all material respects to the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act") and, as of the date of such filing, such Disclosure Document did not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Neither the Company nor Webb is in breach of any agreement to which it is a party or by which it is bound where such breach could have a material adverse effect on (i) the business, operations, properties, financial condition, prospects or results of operations of the Company or Webb (ii) the transactions contemplated hereby, or by the other Transaction Documents, (iii) the Securities or (iv) the ability of the Company or Webb to perform its obligations under this Agreement or the other Transaction Documents (collectively, a "Material Adverse Effect"). Except as set forth in the Disclosure Documents, neither the Company nor Webb has liabilities, contingent or otherwise, other than liabilities incurred in the ordinary course of business which, under generally accepted accounting principles, are required to be reflected in such financial statements (including the footnotes to such financial statements) and which, individually or in the aggregate are material to the business or financial condition of the Company. As of their respective dates, the financial statements of Webb included in the Disclosure Documents have been prepared in accordance with generally accepted accounting principles consistently applied at the times and during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or
(ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of Webb and its consolidated subsidiaries, including the Company, as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end adjustments).

2.5 Disclosure. All information relating to or concerning the Company and Webb set forth in this Agreement or provided to the Investor pursuant to paragraph
3.3 hereof and otherwise in connection with the transactions contemplated hereby is true and correct in all material respects and neither the Company nor Webb has omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading.

2.6 Capitalization. The capitalization of the Company, including its authorized capital stock, the number of shares issued and outstanding, the number of shares reserved for issuance pursuant to the Company's stock option plans and the number of shares issuable and reserved for issuance pursuant to securities exercisable for, or convertible into or exchangeable for any shares of its Common Stock is set forth on Schedule 2.6 hereto. All of such outstanding shares of capital stock have been, or upon issuance will be, validly issued, fully paid and non-assessable. Except as set forth on Schedule 2.6, no shares of the capital stock of the Company are subject to preemptive rights or any other similar rights of the stockholders of the Company or any liens or encumbrances created by or through the Company. Except as disclosed on Schedule 2.6, or as contemplated herein, there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable or exchangeable for, any shares of capital stock of the Company or arrangements by which the Company or Webb is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries.

2.7  Valid Issuance.   Note, the Series B Convertible Preferred Stock (the
"Series B Preferred Shares") which may be issued in connection with the conversion of the Note and the Common Stock which may be issued upon conversion of the Series B Preferred Shares are duly authorized and, when issued, sold and delivered in accordance with the terms hereof, (i) will be duly and validly issued, fully paid and nonassessable, free and clear of any taxes, liens, claims, preemptive or similar rights or encumbrances imposed by or through the Company (collectively, "Encumbrances"), (ii) based in part upon the representations of the Investor in this Agreement, will be issued, sold and delivered in compliance with all applicable U.S. Federal and state securities laws and (iii) the Series B Preferred Shares, if issued upon conversion of the Note, would be entitled to all of the rights, preferences and privileges set forth in the Certificate of Designations for the Series B Preferred Shares(the "Certificate of Designations").

2.8 No Conflict with Other Instruments. The Company is not in violation of any provisions of its charter, bylaws or any other governing document as amended and in effect on and as of the date hereof or in default (and no event has occurred which, with notice or lapse of time or both, would constitute a default) under any provision of any instrument or contract to which it is a party or by which it is bound, or of any provision of any U.S. Federal, state or foreign judgment, writ, decree, order, statute, rule or governmental regulation applicable to the Company, which violation or default could reasonably be expected to have a Material Adverse Effect. The (i) execution, delivery and performance of this Agreement and the other Transaction Documents, (ii) execution and filing of the Certificate of Designations and
(iii) consummation of the transactions contemplated hereby and thereby will not, in any such case, result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument or contract or an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company or the triggering of any preemptive or anti-dilution rights or rights of first refusal or first offer, or any similar rights on the part of holders of the Company's securities.

2.9  Financial Condition; Taxes; Litigation.
     --------------------------------------

     2.9.1 The financial condition of Webb and the Company is, in all material respects, as described in the Disclosure Documents, except for changes in the ordinary course of business and normal year-end adjustments that are not, in the aggregate, materially adverse to the consolidated business or financial condition of Webb or the Company. There has been no material adverse change to the Company's or Webb's business, operations, properties, financial condition, prospects or results of operations since the date of Webb's most recent audited financial statements contained in the Disclosure Documents.

     2.9.2 The Company and Webb have filed all tax returns required to be filed by them and paid all taxes which are due, except for taxes which it reasonably disputes or which could not have a Material Adverse Effect.

     2.9.3 Neither the Company nor Webb is the subject of any pending or, to the Company's or Webb's knowledge, threatened inquiry, investigation or administrative or legal proceeding by the Internal Revenue Service, the taxing authorities of any state or local jurisdiction, the SEC or any state securities commission or other governmental or regulatory entity which could have a Material Adverse Effect.

     2.9.4 Except as described in the Disclosure Documents, there is no claim, litigation or administrative proceeding pending, or, to the Company's knowledge, threatened or contemplated, against the Company, or against any officer, director or employee of the Company in connection with such person's employment therewith that, individually or in the aggregate, could have a Material Adverse Effect. Neither the Company nor Webb is a party to or subject to the provisions of, any order, writ, injunction, judgment or decree of any court or government agency or instrumentality which could have a Material Adverse Effect.

2.10 Intellectual Property. The Company owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, information and other proprietary rights and processes necessary for its business as now conducted and as proposed to be conducted, without any known infringement of the rights of others. There are no outstanding options, licenses or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes of any other person or entity other than such licenses or agreements arising from the purchase of "off the shelf" or standard products. The Company has not received any communications alleging that the company has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with their duties to the company or that would conflict with the Company's business as proposed to be conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as proposed, will, to the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any employee is now obligated. The Company does not believe it is or will be necessary to utilize any inventions, trade secrets or proprietary information of any of its employees made prior to their employment by the Company, except for inventions, trade secrets or proprietary information that have been assigned to the Company.

2.11 Fees. The Company is not obligated to pay any compensation or other fee, cost or related expenditure to any underwriter, broker, agent or other representative or entity in connection with the transactions contemplated hereby. The Company will indemnify and hold harmless the Investor from and against any claim by any person or entity alleging that the Investor is obligated to pay any such compensation, fee, cost or related expenditure in connection with the transactions contemplated hereby.

2.12 Regulatory Permits. The Company possesses all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its business, except where the failure to so possess such certificates, authorizations or permits could not have a Material Adverse Effect, and neither Webb nor the Company has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which revocation or modification could have a Material Adverse Effect.

2.13 Environment. There are no environmental liabilities, nor factors likely to give rise to any environmental liability, affecting any of the properties of the Company that, individually or in the aggregate, would have a Material Adverse Effect and the Company has not violated any environmental laws applicable to it now or previously in effect ("Environmental Laws"), other than such violations or infringements that, individually or in the aggregate, have not had and will not have a Material Adverse Effect.

2.14 Proprietary Information and Inventions Agreements. Each employee, officer and consultant of the Company has entered into a proprietary rights agreement with the Company.

                  Section 3 - Representations and Warranties
                                of the Investor

     The Investor represents and warrants to the Company:

3.1 Authorization; Enforceability. The Investor is duly and validly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization with full corporate power and authority to purchase the Securities and to execute and deliver this Agreement. This Agreement constitutes the Investor's valid and legally binding obligation, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency or other laws affecting creditors' rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity) or public policy.

3.2 Accredited Investor; Purchase as Principal. The Investor is an accredited investor as that term is defined in Rule 501 of Regulation D promulgated by the SEC, and is acquiring or will acquire the Securities solely for its own account as a principal and not with a present view to the public resale or distribution of all or any part thereof.

3.3 Information. The Company has provided the Investor with information regarding the business, operations and financial condition of the Company, and has granted to the Investor the opportunity to ask questions of and receive answers from representatives of the Company, its officers, directors, employees and agents concerning the Company and materials relating to the terms and conditions of the purchase and sale of the Securities. Neither such information nor any other investigation conducted by the Investor or any of its representatives shall modify, amend or otherwise affect the Investor's right to rely on the Company's representations and warranties contained in this Agreement.

3.4 Limitations on Disposition. The Investor acknowledges that the Securities have not been and are not being registered under the Act and may not be transferred or resold without registration under the Act or unless pursuant to an exemption therefrom.

3.5 Legend. The Investor understands that the certificates representing the Securities may bear at issuance a restrictive legend in substantially the following form:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE OFFERED OR SOLD UNLESS A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR AN EXEMPTION FROM REGISTRATION UNDER SUCH LAWS IS AVAILABLE IN CONNECTION WITH SUCH OFFER OR SALE."

     Notwithstanding the foregoing, it is agreed that, as long as (A) such Securities have been sold pursuant to SEC Rule 144 ("Rule 144") and the Investor has delivered to the Company customary Rule 144 broker's and seller's representation letters, or (B) such Securities can be sold pursuant to Rule 144(k) under the Act, such Securities shall be issued without any legend or other restrictive language and, with respect to Securities upon which such legend is stamped, the Company shall issue new certificates without such legend to the holder promptly upon request.

3.6 No Conflict. The execution, delivery and performance by the Investor of this Agreement and Transaction Documents to which Investor is a party (A) have been approved by all necessary action (corporate or other) on the part of the Investor and (B) will not result in (i) any material violation of any provisions of its charter, bylaws or any other governing document in effect on the date hereof, or (ii) any material violation of any instrument or contract to which it is a party or by which it is bound.

                     Section 4 -  Covenants of the Company

4.1 Corporate Existence. The Company shall, so long as the Investor or any affiliate of the Investor beneficially owns any Securities, maintain its corporate existence in good standing under the jurisdiction of its incorporation and maintain its good standing in each jurisdiction where it conducts business and shall pay all taxes owed by it when due except for taxes which the Company reasonably disputes.

4.2 Provision of Information. The Company shall, so long as the Investor or any affiliate of the Investor beneficially owns any Securities, provide the Investor with copies of all materials sent to stockholders, in each such case at the same time that it mails such materials to its stockholders.

4.3 Reservation of Preferred Shares and Common Stock. The Company shall at all times have authorized and reserved for issuance to the Investor pursuant to the conversion of the Note or the Series B Preferred Shares, free from any preemptive rights, a number of shares of Series B Preferred Shares and/or Common Stock, as the case may be, equal to the maximum number of shares issuable upon conversion of the Note or Series B Preferred Shares, as the case may be.

4.4 Issuance of Restricted Securities. During the period beginning on the date hereof and ending on the date which is 69 days following the date hereof (such period, the "Financing Restriction Period"), the Company shall not issue or agree to issue (except issuance pursuant to (i) an employee benefit plan or program duly adopted by the Company and in effect on the date hereof, or (ii) any options, warrant or convertible securities outstanding on the date hereof) any equity or equity-linked securities of the Company (any such securities, "Restricted Securities") unless the Company and the Investor have terminated discussions in connection with the preparation of the Stock Purchase Agreement (as defined in the LOI) or the Investor has consented in writing to such offer or issuance.

4.5 No Adverse Action. The Company and Webb shall refrain, while the Note or any Series B Preferred Shares are outstanding, from taking any action or entering into any arrangement which in any way would materially and adversely affect the rights, privileges or benefits available to a holder of the Note or the Series B Preferred Shares pursuant to the terms of the Note or the Certificate of Designations, respectively.

4.6 Intentional Acts or Omissions. Neither the Company nor Webb shall perform any act or intentionally omit to perform any act which would prevent or excuse the performance of this Agreement or any of the transactions contemplated hereby.

4.7 Use of Proceeds. The Company will utilize the funds advanced to the Company by the Investor under the Note solely to fund general working capital requirements of the Company in the normal course of business consistent with current practice and the current business of the Company.

                       Section 5 - Conditions to Closing

5.1 Conditions to Investor's Obligations. The Investor's obligations to purchase the Note is conditioned upon the satisfaction by the Company (or waiver by the Investor) of each of the following events:

     5.1.1 the representations and warranties of the Company and Webb set forth in this Agreement shall be true and correct in all material respects;

     5.1.2 the Company and Webb shall have complied with or performed in all material respects all of the agreements, obligations and conditions set forth in this Agreement that are required to be complied with or performed by the Company or Webb, as the case may be;

     5.1.3 the Company and Webb shall have delivered to the Investor a certificate, signed by an officer of the Company, certifying that the conditions specified in this paragraph 5.1 have been fulfilled, it being understood that the Investor may rely on such certificate as though it were a representation and warranty of the Company made herein;

     5.1.4 the Company and Webb shall have delivered to the Investor an opinion of counsel for the Company and Webb, dated as of the date hereof, in substantially the form set forth on Exhibit C hereto, and covering such additional matters as may reasonably be requested by the Investor;

     5.1.5  the Company shall have delivered to the Investor a duly executed
Note;

     5.1.6 the Company shall have authorized and reserved for issuance the number of Preferred Shares which may be issued upon conversion of the Note and the number of shares of Common Stock which may, in turn, be issued upon conversion of the Preferred Shares;

     5.1.7 the Company shall have duly filed the Certificate of Designations with the Secretary of State of the State of Delaware;

     5.1.8 Webb shall have converted its account receivable from the Company in the amount of $7,871,099 U.S. into an aggregate of 7,871 shares of the Series C Preferred Shares; and

     5.1.9 the Company shall have no outstanding liabilities other than the liabilities set forth in the Disclosure Documents or on Schedule 2.6 hereto, including, without limitation, the obligation in the amount of $680,000 U.S. payable to Diamond Technology Partners, Inc., which obligation is to be converted into shares of the Company's Series B Preferred Shares at the time of and on such terms and conditions as the capital stock issued in connection with the Company's first external financing (i.e., a financing with a party other than Webb) which involves the issuance of shares of the Company's capital stock.

5.2 Conditions to Company's Obligations. The Company's obligations hereunder are conditioned upon the satisfaction (or waiver by the Company) of each of the following events as of the First Closing:

     5.2.1 the representations and warranties of the Investor shall be true and correct in all material respects; and

     5.2.2 the Investor shall have complied with or performed in all material respects all of the agreements, obligations and conditions set forth in this Agreement that are required to be complied with or performed by the Investor on or before the purchase of the Note.

                             Section 6 - Defaults

6.1 Events of Default. Each of the following events shall be an event of default (an "Event of Default") for purposes of the Loan Documents:

     a) Failure of the Company to pay principal or interest on the Note when due;

     b) Failure of the Company to perform or observe any covenant or agreement as required by the Loan Documents and continuation of such failure for a period of ten (10) days following written notice from the Investor;

     c) The Company can generally not pay its debts as such debts become due, or admits in writing its inability to pay its debts generally, or makes a general assignment for the benefit of creditors; or any proceeding is instituted by or against the Company seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, custodianship, protection, or relief of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, custodian trustee, or other similar official for it or for any substantial part of its property, and such proceeding is not dismissed within 90 days of its commencement;

     d) The entry against the Company of a final judgment, decree or order for the payment of money in the excess of $50,000 and such judgment, decree or order remains unsatisfied for a period of 30 days without a stay of execution; or

     e) Any of the representations and warranties of the Company made in this Agreement are not true and correct in any material respect as of the date of this Agreement.

6.2 Rights and Remedies. If any Event of Default occurs and continues, the Investor may exercise any or all of the following rights and remedies:

     a) Declare the Note and all interest thereon to be immediately due and payable, and upon such declaration the Note and interest shall immediately be due and payable, without presentment, demand, protest or any notice of any kind, all of which are expressly waived; and

     b) Exercise any and all other rights and remedies available to the Investor under the Security Agreement, the Guaranty and each other Transaction Document and all other rights and remedies available to the Investor at law and in equity.

6.3 Notice of Default. When, to its knowledge, an Event of Default has occurred or exists, the Company agrees to give written notice to the Investor within three (3) business days of the Event of Default.

6.4 Termination of Section 6. This Section 6 shall terminate upon repayment of all principal and accrued interest on the Note or conversion of the Note in accordance with its terms, whichever occurs earlier.

                           Section 7 - Miscellaneous

7.1 No Waiver; Cumulative Remedies. No failure or delay on the part of the Investor in exercising any right or remedy under, or pursuant to, any of the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy or power preclude other or further exercise thereof, or the exercise of any other right, remedy or power. The remedies in the Loan Documents are cumulative and are not exclusive of any remedies provided by law.

7.2 Amendments and Waivers. No amendment or waiver or any provisions of any of the Loan Documents shall be effective unless such amendment or waiver is in writing signed by the Investor and the Company and such amendment or waiver shall be effective only in the specific instance and for the specific purpose for which it was given.

7.3 Notices, Etc. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person, sent by facsimile transmission to the telephone number set forth on the signature page or such other number as may hereinafter be designated in writing by the recipient to the sender, or duly sent by first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth on the signature page hereof or such other address as may be designated in writing by the addressee to the addresser. All notices and communications shall be deemed to have been received: (a) in the case of personal delivery, on the date of such delivery;

(b) in the case of facsimile transmission, on the date of transmission; and (c) in the case of mailing, on the third day after the posting thereof.

7.4 Governing Law. The Loan Documents shall be governed by and construed in accordance with the laws of the State of Colorado, excluding that body of law relating to conflict of laws.

7.5 Disputes. Any claim, dispute, or controversy arising out of the interpretation, performance, or breech of this Agreement shall be resolved by binding arbitration by a single arbiter, at the request of either party, in Denver, Colorado, subject to the rules of the American Arbitration Association; provided however that the opinion rendered and the reasons upon which the decision is based shall be in writing and provide to the parties an award including findings of fact. The losing party in any such arbitration shall have to pay the costs of the arbitration plus the reasonable costs of the prevailing party in the arbitration. No award of punitive or exemplary damages shall be made in any such arbitration.

7.6 Severability. If any term in this Agreement shall be held to be illegal or unenforceable, the remaining portions of this Agreement shall not be affected, and this Agreement shall be construed and enforced as if this Agreement did not contain the term held to be illegal or unenforceable.

7.7 Binding Effect; Assignment. The Loan Documents shall be binding upon and inure to the benefit of the Company and the Investor and their respective successors and assigns. Neither party may assign its rights or interest under the Loan Documents without the prior written consent of the other party.

7.8 Survival of Warranties. The representations and warranties of the Company contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

THE COMPANY:                              THE INVESTOR:

JABBER.COM, INC.                          FRANCE TELECOM TECHNOLOGIES


By: /s/ Robert Balgley                    By: /s/ Eric Cozanet
   -------------------------------           -----------------------------------

Its: President and Chief Executive        Its: Director General
     -----------------------------            ----------------------------------
     Officer
     -----------------------------

Address:                                  Address:

1899 Wynkoop, Suite 600                   --------------------------------------
Denver, CO 80202                          --------------------------------------

Phone: (303) 296-9200                     Phone:
                                                --------------------------------

Fax:                                      Fax:
    ------------------------------            ----------------------------------

WEBB:

WEBB INTERACTIVE SERVICES, INC.

By:  /s/ Gwenael Hagan
     -----------------
Its: Senior Vice President Corporate
     -------------------------------
     Development
     -------------------------------

Address:

1899 Wynkoop, Suite 600
Denver, CO 80202

Phone: (303) 296-9200
Fax:
    --------------------

                                   EXHIBIT A

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE OFFERED OR SOLD UNLESS A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR AN EXEMPTION FROM REGISTRATION UNDER SUCH LAWS IS AVAILABLE IN CONNECTION WITH SUCH OFFER OR SALE.

                          CONVERTIBLE PROMISSORY NOTE

Date of Issuance:  May 2, 2001 (the "Date of Issuance")

Name of Holder:  France Telecom Technologies (the "Holder")

Principal Amount:  $2,500,000 (the "Principal Amount")

     For good and valuable consideration received, Jabber.com, Inc., a Delaware corporation (the "Company"), promises to pay to the Holder the Principal Amount, plus simple interest accrued on unpaid principal from the Date of Issuance until paid at the rate of nine and one-half percent (9 1/2%) per annum (the "Base Rate").

     The Holder and the Company are parties to the Note Purchase Agreement dated as of even date herewith (the "Note Purchase Agreement"), and the Company's obligations under this Note are secured by a Security Agreement as of even date herewith (the "Security Agreement") and guaranteed by a Guaranty of even date herewith (the "Guaranty") from Webb Interactive Services, Inc. ("Webb"). Capitalized terms not otherwise defined herein shall have the meanings set forth in the Note Purchase Agreement.

     The following is a statement of the rights of the Holder and the terms and conditions to which this Note is subject:

1.   Payment.

     (a) Obligation. Subject to acceleration and mandatory prepayment upon the occurrence of any Event of Default, the outstanding principal under this Note and the accrued interest thereon will be due and payable on demand at any time on or after May 2, 2002 (the "Demand Payment Date"). All payments of principal and interest under this Note shall be payable in immediately available funds to an account at a bank designated in writing by the Holder. In the absence of any such written designation, any such principal or interest payment shall be deemed made on the date a check in the applicable amount payable to the order of Holder is received by the Holder at its address set forth in the Note Purchase Agreement or such other address as the Holder shall designate in writing.

     (b) Interest Payment. The Company promises to pay interest on the Principal Amount at the Base Rate. Interest on this Note shall accrue from and including the date of issuance of this Note through and until repayment of the principal and payment of all accrued interest in full and the accrued interest shall be payable in full on the earlier to occur of the Demand Payment Date or the date the Note is accelerated pursuant to Section 1(e).

     (c) Prepayment. On thirty (30) days' prior written notice to the Holder, the Company may prepay this Note in whole or in part at any time without penalty. Prepayments will be applied to accrued but unpaid interest first and then to unpaid principal.

     (d) Defaults. An Event of Default shall occur if: (i) the Company shall default in the payment of the principal of or any installment of interest on this Note, when and as the same shall become due and payable, whether at maturity, on demand, on a date fixed for payment thereof, at a date fixed for prepayment, by acceleration or otherwise, (ii) the Company shall fail to perform or observe any covenant, obligation or agreement contained herein or in any other Transaction Document and the Company has not remedied such default within thirty (30) days after notice of default has been given by the Investor to the Company, (iii) the Company and the Holder, or either one of them, fail, for any reason, to execute, deliver or consummate the "Stock Purchase Agreement" as defined in that certain Letter of Intent among the Company, Webb and the Holder, dated May 2, 2001, by July 1, 2001, (iv) an Event of Default shall occur under the Note Purchase Agreement or any other Transaction Document and the Company has not remedied such default within thirty (30) days after notice of default has been given by the Investor to the Company, (v) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (a) relief in respect of the Company or Webb, or of a substantial part of its property or assets, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal or state bankruptcy, insolvency, receivership or similar law, (b) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or Webb, or for a substantial part of its property or assets, or
(c) the winding up or liquidation of the Company or Webb, and such proceeding or petition shall continue undismissed for 60 days, or any order or decree approving or ordering any of the foregoing shall be entered or (vi) the Company or Webb shall (a) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal or state bankruptcy, insolvency, receivership or similar law, (b) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described herein, (c) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (e) make a general assignment for the benefit of creditors, (f) become unable, admit in writing its inability or fail generally to pay its debts as they become due, (g) suspend the operation of its business or (h) take any action for the purpose of effecting any of the foregoing.

     (e) Acceleration. If an Event of Default occurs under Section 1(d)(v) or 1(d)(vi), then the outstanding principal of and all accrued interest on this Note shall automatically become immediately due and payable. If an Event of Default occurs under Section 1(d)(i),(ii) or (iv) and is continuing, the Holder, by written notice to the Borrower, may declare the outstanding principal of and all accrued interest on this Note immediately due and payable. Upon such declaration, such principal and interest shall become immediately due and payable. If an Event of Default occurs under Section 1(d)(iii), the Company shall have until May 2, 2002 to either cure such default or obtain such funds to repay the principal, interest, fees and all other amounts owing under this Note or the other Transaction Documents. After May 2, 2002, if the default has not been cured or all amounts due paid to the Holder, then all such principal, interest, fees and other amounts shall be immediately due and payable and the Holder shall have all of its rights and remedies under this Note and the other Transaction Documents.

     (f) Enforcement. Upon the occurrence of any one or more Events of Default, the Holder may proceed to protect and enforce its rights hereunder by suit in equity, action at law or by other appropriate proceeding, and the Holder may pursue all of its rights and remedies under this Note, the Security Agreement and each other Transaction Document. The Holder shall have all rights and remedies available at law or in equity. If an Event of Default occurs, the Company will pay to the Holder such amounts as shall be sufficient to cover the costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) of such Holder due to, or incurred as a consequence of, such default.

2.   Conversion.

     (a) Automatic Conversion. If, prior to the Demand Payment Date or the acceleration of this Note, the Company and the Investor have each executed and delivered the Stock Purchase Agreement pursuant to which the Investor is to acquire equity securities of the Company with a purchase price of at least $5,000,000, or such lesser amount as is agreed in writing by the Company and the Holder, not including any principal under this Note converted as provided herein (a "Financing"), then all outstanding principal and accrued interest under this Note automatically shall convert (the "Financing Automatic Conversion"), on the Financing Automatic Conversion Date (as defined below), into the type of securities issued in the Financing (the "Financing Automatic Conversion Shares"), at the same price and on the same terms and conditions as the shares sold in the Financing. The date of closing of the Financing is hereinafter referred to as the "Financing Automatic Conversion Date").

     (b) Optional Conversion. On or prior to the Demand Payment Date, the Holder shall have the option to convert, at any time, all or any portion of the principal and accrued interest of this Note into Series B Preferred Stock of the Company. The number of shares of Series B Preferred Stock of the Company issuable by the Company upon conversion shall be determined by dividing (x) the amount of the principal and accrued interest under this Note to be converted by
(y) $1.586 (the "Conversion Price"). In order to prevent dilution of the conversion rights granted under this Note, the Conversion Price shall be subject to customary anti-dilution adjustments in the event of stock splits, stock dividends or combination and to weighted average anti-dilution adjustment in the event of issuance by the Company of common stock of the Company or preferred stock of the Company or securities convertible into or exercisable for Company common stock or preferred stock, at an issuance, conversion or exercise price of less than the Conversion Price. The Conversion Price shall also be subject to adjustment in the event of a reverse stock split.

     (c) Mechanics and Effect of Conversion. The conversion of this Note into the Financing Automatic Conversion Shares, pursuant to Section 2(a), shall be deemed to have been made immediately at the closing of the Financing on the Financing Automatic Conversion Date and the Holder shall be treated for all purposes as the record holder of such Financing Automatic Conversion Shares on the Financing Automatic Conversion Date. The conversion of this Note into Series B Preferred Stock, pursuant to Section 2(b), shall occur 5 days after the Company receives written notice from the Holder (the "Optional Conversion Date"). Upon conversion of all principal and interest of this Note, the Company shall be forever released from all of its obligations and liabilities under this Note. No fractional shares shall be issued upon any such conversion of this Note. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company shall pay the cash value of that fractional share to the Holder, as provided herein. The Holder shall surrender this Note on or before the Financing Automatic Conversion Date at the principal offices of the Company together with the executed signature pages to the stock purchase documents and agreements applicable to the Financing (as to an Automatic Conversion) as requested by the Company (the "Purchase Documents"), or in the case of an Optional Conversion, shall surrender the Note on or before the Optional Conversion Date with executed signature pages to the stock purchase documents and agreements applicable to the issuance of the Series B Preferred Stock. The Company shall, as soon as practicable thereafter, issue and deliver to such Holder a certificate or certificates for the number of Financing Automatic Conversion Shares or Series B Preferred Stock, as the case may be, to which the Holder is entitled (bearing such legends as may be required by applicable state and federal securities laws in the opinion of legal counsel of the Company), including a check payable to the Holder for any cash amounts payable for any fractional share resulting from the conversion of this Note. This Note does not entitle Holder to any rights as a shareholder of the Company.

     (d) Reservation of Preferred Stock. The Company shall authorize and at all times reserve and keep available for issuance upon the conversion of the Note the maximum number of its authorized but unissued Series B Preferred Stock, free from all preemptive rights therein, as is reasonably anticipated to be sufficient to permit the conversion of all of the Note into Series B Preferred Stock and shall take all action required to increase the authorized number of shares of Series B Preferred Stock if at any time there shall be insufficient authorized but unissued shares of Series B Preferred Stock to permit such reservation or to permit the conversion of all of the Note.

3. Governing Law. This Note will be governed by and construed in accordance with the laws of the State of Colorado, excluding that body of law relating to conflict of laws.

4. Waiver. The Company hereby waives diligence, presentment, demand, protest and notice of dishonor.

5. Collection Expenses. If suit is brought for collection of this Note, the Company shall pay all reasonable expenses, including reasonable fees and costs of attorneys, incurred by the Holder in connection therewith whether or not such suit is prosecuted to judgment.

     IN WITNESS WHEREOF, the Company has caused this Note to be issued as of the date first written above.

                                          JABBER.COM, INC.


                                By:
                                   -----------------------------------------

                                Its:
                                    ----------------------------------------

                                   EXHIBIT B

                              SECURITY AGREEMENT


    THIS SECURITY AGREEMENT (this "Agreement") is made as of May 2, 2001 by and between Jabber.com, Inc., a Delaware corporation (the "Debtor"), and France Telecom Technologies, a French corporation (the "Secured Party"). Capitalized terms not otherwise defined herein shall have the meanings set forth in the Note Purchase Agreement of even date herewith (the "Purchase Agreement") among the Debtor, the Secured Party and Webb Interactive Services, Inc. ("Webb").

1. Grant of Security Interest. The Debtor, in consideration of the indebtedness described in this Agreement, grants and conveys to the Secured Party a security interest in and to all of the Debtor's existing and future right, title and interest in, to and under the Collateral as defined in Section 2 of this Agreement. This security interest is granted to the Secured Party to secure (a) the payment of all indebtedness evidenced by the Debtor's Convertible Promissory Note payable to the Secured Party (the "Note"), and all renewals, extensions, and modifications of the Note, (b) the payment of all other sums, with interest thereon, advanced under the terms of this Agreement, the Note, the Purchase Agreement and any other Transaction Document and (c) the Debtor's performance of its covenants, agreements and obligations under the Transaction Documents (collectively, the "Secured Obligations").

2. Property. The property subject to the security interest granted hereby (the "Collateral") is as follows:

     2.1 Equipment and Fixtures. All equipment of every type and description owned by the Debtor, including (without limitation) all present and future machinery, furniture, fixtures, manufacturing equipment, shop equipment, office and recordkeeping equipment, parts, tools, supplies and other goods (except inventory) used or bought for use by the Debtor for any business or enterprise and including all goods that are or maybe attached or affixed to or otherwise become fixtures upon any real property.

     2.2 Accounts Receivable, Software and Other Intangibles. All of the Debtor's accounts, chattel paper, contract rights, commissions, warehouse receipts, bills of lading, delivery orders, drafts, acceptances, notes, securities and other instruments; documents; general intangibles, patents and trademarks, applications for patents and trademarks including, without limitation, the Debtor's "Instant Messaging" software , including all source and object codes, whether created or licensed by Debtor, and all modifications and enhancements thereto.

     2.3 Inventory and Other Tangible Personal Property. All of the Debtor's inventory, including all goods, merchandise, materials, raw materials, work in progress, finished goods, now owned or hereinafter acquired and held for sale or lease or furnished or to be furnished under contracts or service agreements or to be used or consumed in the Debtor's business and all other tangible personal property of the Debtor, wherever located, now or hereafter existing.

     2.4 After-Acquired Property. All property of the types described in Sections 2.1 through 2.3, or similar thereto, that at any time hereafter may be acquired by Debtor including, but not limited to, all accessions, parts, additions and replacements.

     2.5 Products and Proceeds. All products and proceeds of the Collateral, including, without limitation, all dividends, income, collections or distributions associated therewith and the products and proceeds from the sale or other disposition of any of the Collateral described or referred to in Sections 2.1 through 2.4, including (without limitation) all accounts, instruments, chattel paper or other rights to payment, money, insurance proceeds and all refunds of insurance premiums due or to become due under all insurance policies covering the forgoing property.

     Notwithstanding the foregoing, the security interest granted herein shall not extend to and the term "Collateral" shall not include any contract right or licenses to the extent that any such contract or license prohibits the granting of a security interest therein, and the granting of a security interest in such contract or license would cause the Debtor to be in breach thereof or otherwise lose its rights thereunder.

3. Representations and Warranties. The Debtor hereby represents and warrants to the Secured Party that:

     3.1 Except for the security interest granted to the Secured Party pursuant to this Agreement, the Debtor owns or holds each item of the Collateral free and clear of any and all adverse claims, security interests, encumbrances, liens, options, preferential rights, charges or other right, title or interest of any person other than the Debtor (collectively, "Liens"), other than [Permitted Liens]. No financing statement under the UCC of any state which names Debtor as the debtor or other public notice, recording or filing with respect to all or any part of the Collateral is on file or of record in any public office. The Debtor has not heretofore agreed to or signed any pledge, assignment or security agreement (other than this Agreement) that covers any of the Collateral, which pledge, assignment or security agreement is still in full force and effect. No Collateral is in the possession of any person other than the Debtor asserting any claim thereto or security interest therein.

     3.2 The security interests granted pursuant to this Agreement (a) constitute valid security interests in all of the Collateral in favor of the Secured Party as collateral security for the Secured Obligations, enforceable in accordance with the terms hereof against all creditors of Debtor and (b) are prior in right and interest to all other Liens on the Collateral in existence on the date hereof, [except for Permitted Liens].

     3.3 The Debtor's principal place of business and chief executive office and the office where the Debtor keeps its books and records concerning the Collateral is located at the address set forth below the Debtor's name on the signature page of this Agreement. All of the Debtor's equipment and inventory is located at the places specified in Schedule 3.3 hereto.

     3.4 The preamble of this Agreement states the full and correct legal name of the Debtor and the Debtor does not conduct business under any other name.

     3.5 No consents or authorizations of, filing with, or other act by or in respect of any governmental agency, bureau, authority or other instrumentality (other than filings pursuant to the Uniform Commercial Code) and no consent of any other person or entity is required in connection with the execution, delivery, performance, validity or enforceability against Debtor of this Agreement.

4. Covenants. Until the Secured Obligations have been paid in full, the Debtor covenants and agrees that:

     4.1 The Debtor shall promptly after the date of this Agreement file all Uniform Commercial Code financing statements, make all such other filings or recordations and take all actions necessary or appropriate to perfect and protect the security interests in the Collateral granted hereby. The Debtor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 3.2 and shall defend such security interest against the claims and demands of all persons whomsoever.

     4.2 The Debtor will furnish to the Secured Party from time to time statements and schedules further identifying and describing the assets and property of the Debtor and such other reports in connection therewith as the Secured Party may reasonably request, all in reasonable detail.

     4.3 The Debtor shall not (i) create or suffer to exist any Lien or other charge or encumbrance upon or with respect to any of the Collateral, (ii) file or consent to the filing of any pledge, financing statement, security agreement or other instrument covering the Collateral or any portion thereof, other than financing statements in favor of Secured Party hereunder, (iii) enter into or execute, or agree to enter into, any pledge, security agreement, assignment or financing statement covering the Collateral or any portion thereof, other than in favor of Secured Party.

     4.4 The Debtor shall not sell, transfer, assign or otherwise dispose of any of the Collateral without the Secured Party's prior written consent, except for sales, transfers, assignments and other dispositions of Collateral in the normal course of business consistent with the Debtor's current practice and procedure.

     4.5 The Debtor shall comply in all material respects with all federal, state and local laws, statutes, rules and regulations applicable to the Collateral or any part thereof or to the operation of Debtor's business.

     4.6 The Debtor will not, except upon twenty (20) days' prior written notice to the Secured Party and delivery to the Secured Party of all additional executed financing statements and other documents reasonably requested by the Secured Party to maintain the validity, perfection and priority of the security interests provided for herein:

          (i) permit any of the Debtor's inventory or equipment (except mobile goods) to be kept at a location other than that listed on Schedule 3.3 hereto;

          (ii) change its jurisdiction of organization or the location of its chief executive office from that referred to herein; or

          (iii) change its name, identity or corporate structure, or adopt or operate under a new name, to such extent that any financing statement filed to perfect the security interest granted hereby would become misleading.

     4.7  The Debtor will promptly notify the Secured Party in writing of
(i) any Lien (other than as granted to the Secured Party) on any of the Collateral which could adversely affect the ability of the Secured Party to exercise any of its remedies hereunder and (ii) the occurrence of any other event which could reasonably be expected to have a material adverse effect on the value of the Collateral or on the security interests created hereby.

5. Protection of Secured Party's Security. If an Event of Default, as defined in the Purchase Agreement, has occurred and is continuing, or if any action or proceeding is commenced which could have a material adverse effect on the Collateral or title thereto or the interest of the Secured Party, then the Secured Party, at the Secured Party's option, may make such appearance, disburse such sums and take such action as the Secured Party deems necessary, in its sole discretion, to protect the Secured Party's interest; provided, however, the Secured Party may undertake the foregoing only if it has first provided written notice of the Event of Default to the Debtor and the Debtor has failed to cure such default within any applicable cure period. Any amounts disbursed by Secured Party pursuant to this Section 3, with interest thereon, shall become additional indebtedness of the Debtor secured by this Agreement. Nothing contained in this Section 3 shall require the Secured Party to incur any expense or take any action.

6. Forbearance by Secured Party Not a Waiver. Any forbearance by the Secured Party in exercising any right or remedy hereunder, or otherwise afforded by applicable law, shall not be a waiver of, or preclude the exercise of, any right or remedy. The acceptance by the Secured Party of payment of any sum secured by this Agreement after the due date of such payment shall not be a waiver of the Secured Party's right to either require prompt payment when due of all other sums so secured or to declare a default for failure to make prompt payment. No action taken by the Secured Party shall waive the Secured Party's right to accelerate the indebtedness secured by this Agreement and seek such other remedies as are provided by this Agreement, the Purchase Agreement and/or applicable law.

7. Uniform Commercial Code Security Agreement. This Agreement is intended to be a security agreement pursuant to the Uniform Commercial Code for the Collateral which, under applicable law, may be subject to a security interest pursuant to the Uniform Commercial Code of Delaware, Colorado or any applicable jurisdiction where the Collateral may be located (the "UCC"), and the Debtor grants the Secured Party a security interest in the Collateral. The Debtor agrees and authorizes the Secured Party to file any appropriate document in the appropriate jurisdiction as a financing statement for any of the Collateral and to file any extension, renewal and amendment thereto. In addition, the Debtor agrees to execute and deliver to the Secured Party, upon the Secured Party's request, any financing statements, as well as extensions, renewals and amendments thereof, and reproductions of this Agreement and/or the

Purchase Agreement in such form as the Secured Party may require to perfect a security interest with respect to the Collateral. The Debtor shall pay all costs of filing such financing statements and any extensions, renewals, amendments and releases. Upon the occurrence and during the continuance of an Event of Default (as such term is defined in the Purchase Agreement), the Secured Party shall have the remedies of a secured party under the UCC and, at the Secured Party's option, may also invoke the other remedies provided in this Agreement and/or the Purchase Agreement as to such items. In exercising any of said remedies, the Secured Party may proceed against any or all of the Collateral separately or together and in any order whatsoever, without in any way affecting the availability of the Secured Party's remedies under the UCC or of the other remedies provided in this Agreement and/or the Purchase Agreement.

8. Events of Default. The Debtor shall be in default under this Agreement upon the occurrence of an Event of Default under the Note, the Purchase Agreement or any other Transaction Document.

9.   Rights of Secured Party.

     9.1 The Secured Party shall have and may exercise with reference to the Collateral and the Secured Obligations any and all of the rights and remedies of a secured party under the UCC and as otherwise granted herein or under any other Transaction Documents or under any other applicable law, whether at law or in equity, including, without limitation, the right and power to sell, at public or private sale or sales, or otherwise dispose of, or otherwise utilize the Collateral and any part or parts thereof in any manner authorized or permitted under said UCC after default by a debtor, and to apply the proceeds thereof toward payment of any costs and expenses and attorneys' fees and expenses thereby incurred by the Secured Party and toward payment of the Obligations in such order or manner as the Secured Party may elect. Specifically, and without limiting the foregoing, the Secured Party shall have the right to take possession of all or any party of the Collateral or any security thereof and of all books, records, papers and documents of the Debtor or in the Debtor's possession or control relating to the Collateral which are not already in the Secured Party's possession, and for such purpose may enter upon any premises upon which any of the Collateral or any of said books, records, papers and documents are located and remove the same therefrom without any liability for trespass or damages thereby occasioned. To the extent permitted by law, the Debtor expressly waives any notice of sale or other disposition of the Collateral and all other rights or remedies of a debtor or formalities prescribed by law relative to sale or disposition of the Collateral or exercise of any other right or remedy of the Secured Party existing after default hereunder; and to the extent any such notice is required and cannot be waived, the Debtor agrees that if such notice is given at least ten days prior to the time of the sale or disposition, such notice shall be deemed reasonable and shall fully satisfy any requirement for giving of said notice. The Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Secured Party may adjourn any public or private sale.

     9.2 In the event the Secured Party elects not to sell the Collateral, the Secured Party shall follow the procedures set forth in the UCC for retaining the Collateral in satisfaction of the Debtor's obligation, subject to the Debtor's rights under such procedures.

10. Remedies Cumulative. Each remedy provided in this Agreement and/or the Purchase Agreement is distinct and cumulative to all other rights or remedies under this Agreement and/or the Purchase Agreement or afforded by law or equity, and may be exercised concurrently, independently, or successively, in any order whatsoever.

11. Further Assurances. The Debtor agrees to take such actions and to execute such documents and instruments and such other or different writings as the Secured Party may reasonably request (and irrevocably authorizes the Secured Party to execute such writings as the Debtor's agent and attorney-in-fact) further to perfect, confirm and assure the Secured Party's security interest in the Collateral and to assist the Secured Party's realization thereon including, without limitation, the right to receive, indorse and collect all instruments made payable to the Debtor.

12. Secured Party Appointed Attorney-in-Fact. The Debtor hereby irrevocably appoints the Secured Party the Debtor's attorney-in-fact, with full authority in the place and stead of the Debtor and in the name of the Debtor or otherwise, upon the occurrence and during the continuance of an Event of Default, from time to time in the Secured Party's discretion, to take any action and to execute any instrument that the Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to obtain and adjust insurance, to ask for, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral, to receive, indorse and collect any drafts, instruments or documents and to file any claims or take any action or institute any proceedings that the Secured Party may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce compliance with the rights of the Secured Party with respect to any of the Collateral.

13. Indemnity and Expenses. The Debtor agrees to indemnify the Secured Party and the officers, directors, employees and agents of the Secured Party (with the foregoing referred to collectively as the "Indemnified Parties"), for, and to hold each Indemnified Party harmless against, any loss, liability, claim, judgment, settlement, compromise, obligation, damage or penalty of any kind or nature, including the costs and expenses of the Indemnified Party incurred in defending itself against any claim of liability in connection with or arising out of this Agreement, unless arising from the gross negligence or willful misconduct of such Indemnified Party.

14. Costs and Expenses. The Debtor agrees to pay on demand all costs and expenses, including reasonable attorneys fees' and court costs, of the Secured Party in connection with the enforcement of this Agreement (whether suit is commenced or not).

15. Notices, etc. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person, sent by facsimile transmission to the number set forth below, or such other number as may hereinafter be designated in writing by the recipient to the sender listing all parties, or duly sent by first class registered or certified mail, return receipt requested, postage prepaid, or overnight delivery service (e.g., Federal Express), addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by the addressee to the sender. All notices and communications shall he deemed to have been received: (a) in the case of personal delivery, on the date of such delivery; (b) in the case of facsimile transmission, on the date of transmission as noted on the confirmation of transmission; and (c) in the case of mailing or delivery by service, on the date of delivery as shown on the return receipt or delivery service statement.

16. Entire Agreement, Savings Clause, Assigns and Governing Law. This Agreement contains the entire understanding between the parties and supersedes any prior understandings and agreements between them respecting the subject matter hereof. If any provision of this Agreement, or the application of such provision to any person or circumstance, is held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby. This Agreement shall be binding upon the heirs, executors, administrators, successors and permitted assigns of the parties. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado.

17. Amendment. The Agreement may be amended only in writing signed by the Secured Party and the Debtor.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

THE DEBTOR:                                   THE SECURED PARTY:

JABBER.COM, INC.                              FRANCE TELECOM TECHNOLOGIES


By:                                           By:
   -------------------------------               -------------------------------

Its:                                          Its:
    ------------------------------                ------------------------------

Address:                                      Address:

1899 Wynkoop, Suite 600                       ----------------------------------
Denver, CO 80202                              ----------------------------------
                                              ----------------------------------

Phone: (303) 296-9200                         Phone: _________________
Fax: ___________________                      Fax: ___________________

                                   EXHIBIT C

                              CORPORATE GUARANTY

     THIS CORPORATE GUARANTY is given this second day of May, 2001 by WEBB INTERACTIVE SERVICES, INC., a Colorado corporation (the "Corporate Guarantor").
                                    Recitals

     WHEREAS, the Corporate Guarantor and Jabber.com, Inc., a Delaware corporation (the "Obligor") and a subsidiary of the Corporate Guarantor, have entered into a Note Purchase Agreement (the "Purchase Agreement") with French Telecom Technologies, a French corporation ("FTT"), on even date herewith. In connection with the Purchase Agreement, the Obligor has given a promissory note to FTT, dated as of even date herewith (the "Note"); and

     WHEREAS, as a condition to the consummation of the transactions contemplated by the Purchase Agreement and the Note, FTT has required the execution and delivery of this Corporate Guaranty by the Corporate Guarantor. In order to induce FTT to consummate the transactions memorialized by the Purchase Agreement and the Note, the Corporate Guarantor is willing to enter into this Corporate Guaranty.

                                   Agreement

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, and in order to induce FTT to consummate the transactions contemplated by the Purchase Agreement and the Note, and in full knowledge of FTT's reliance on the Corporate Guarantor's agreements contained herein, the Corporate Guarantor agrees as follows:

     1) The Corporate Guarantor hereby absolutely and unconditionally guarantees to FTT the payment and performance by the Obligor of its obligations under the Note (the "Guaranteed Obligations").

     2) No act or thing, except payment and performance, which but for this provision could act as a release of the liabilities of the Corporate Guarantor hereunder, shall in any way affect or impair this Corporate Guaranty, and this shall be a continuing, absolute and unconditional guaranty and shall be in force and be binding upon the Corporate Guarantor until the Guaranteed Obligations are fully paid.

     3) The liability of the Corporate Guarantor shall not be affected or impaired in any way (and FTT is expressly authorized to do the following acts and things from time to time without notice to anyone): (i) by any assignment, sale, pledge, surrender, compromise, settlement, release, renewal, extension, indulgence, alteration, substitution, exchange, change in, modification or other disposition of any of the Guaranteed Obligations, or any collateral therefor;
(ii) by any acceptance of collateral for, or other guarantors of, any of the Guaranteed Obligations; (iii) by any failure, neglect or omission to realize upon or protect any of the

Guaranteed Obligations or perfect a security interest in or preserve any collateral therefor, or to exercise any lien upon or right of appropriation of any moneys, credits or property toward the liquidation of any of the Guaranteed Obligations; (iv) by any application of payments or credits upon any of the Guaranteed Obligations; or (v) by any other change in the Guaranteed Obligations, including FTT's consent to a change in the business or organizational structure of the Obligor.

     4) No payment by the Corporate Guarantor pursuant to this Corporate Guaranty shall entitle the Corporate Guarantor, by subrogation to the rights of FTT or otherwise, to any payment by the Obligor or out of the property of the Obligor until all of the Guaranteed Obligations have been fully paid.

     5) This Corporate Guaranty shall be binding upon the legal representatives, successors and permitted assigns of the Corporate Guarantor, and shall inure to the benefit of the successors and assigns of FTT.

     6) Any invalidity or unenforceability of any provision or application of this Corporate Guaranty shall not affect the validity and enforceability of the remaining provisions of this Corporate Guaranty, which shall remain in full force and effect.

     7) This Corporate Guaranty sets forth the entire understanding between FTT and the Corporate Guarantor and supersedes and replaces all prior or contemporaneous communications and agreements of the parties, written or otherwise, concerning the subject matter of this Corporate Guaranty. No course of dealing, course of performance or trade usage shall be used to supplement or alter the terms of this Corporate Guaranty. No alteration, modification or amendment of this Corporate Guaranty shall be effective except by a writing signed by the Corporate Guarantor and FTT. This Corporate Guaranty shall be governed by the laws of the State of Colorado.

     8) The Corporate Guarantor agrees to pay all costs, expenses and reasonable attorneys' fees paid or incurred by FTT in endeavoring to collect any of the Guaranteed Obligations and in enforcing this Corporate Guaranty.

     IN WITNESS WHEREOF, the Corporate Guarantor has executed this Corporate Guaranty as of the day and year first above written.


                                    WEBB INTERACTIVE
                                    TECHNOLOGIES, INC.

                                    By:
                                       -----------------------------------------
                                       Its:

                                 Schedule 2.6
                                 ------------

                               Jabber.com, Inc.
                     Liabilities and Stockholders' Equity
                                April 30, 2001

The following table shows Jabber.com's liabilities and stockholders' equity at April 30, 2001 and as adjusted to show the affect of the proposed issuance of Series B Preferred Stock to Investor and the conversion of certain outstanding liabilities into Series B and Series C Preferred Stock.

Current liabilities                                                     Actual             As Adjusted
                                                                  ------------------  ------------------
  Accounts payable and accrued liabilities (1)                         $    761,136         $        ---
  Accrued salaries and payroll taxes payable                                329,097              329,097
  Customer deposits and deferred revenue                                     48,080               48,080
  Advances from parent (2)                                                7,789,963                  ---
                                                                       ------------         ------------

               Total current liabilities                               $  8,441,662         $    377,177

Stockholders' equity
  Preferred stock, $.01 par value (20,000,000 shares authorized)
     Series A - 8,800,000 shares outstanding  (liquidation             $  4,400,000         $  4,400,000
     value - $.50 per share)(3)
     Series B - 7,710 shares outstanding (liquidation value -                   ---            7,710,000(4)
     $1,000 per share)
     Series C - 7,871 shares outstanding (liquidation value -                   ---            7,871,000(5)
     $1,000 per share)
  Common stock, $.01 par value (30,000,000 shares authorized)
     912,500 shares outstanding (4)                                         523,700              523,700
      Warrants and options                                                   30,000               30,000
       Deferred compensation                                               (112,403)            (112,403)
  Accumulated deficit(7)                                                (10,158,066)         (10,158,066)
                                                                       ------------         ------------

               Total stockholders' equity                              $ (5,316,769)        $ 10,264,231
                                                                       ------------         ------------

               Total liabilities and stockholders' equity              $  3,708,610         $ 10,641,408
                                                                       ============         ============

_______________

(1) Includes $680,000 payable to Diamond Technologies Partners. This obligation is to be converted into Series B Preferred Stock at Closing. Balance will be included in amount advanced by parent and converted into Series C Preferred stock on signing of LOI.
(2)  To be converted into Series C Preferred stock of the Company.

(3) Shares issued to parent in connection with formation of the Company in consideration for transfer to the Company of all of parent's rights/assets relative to the Company's business. Convertible into 8,800,000 shares of Common Stock.
(4) Based on $7,000,000 investment, interest of $30,000 on note assuming note outstanding for 45 days and conversion of $680,000 payable to Diamond Technologies Partners. Convertible at $1.586 per share into an aggregate of 4,861,286 shares of common stock.
(5) Convertible at $1.586 per share into an aggregate of 4,962,799 shares of common stock.
(6) Does not include 3,820,000 shares reserved for options under the Company's 2000 Stock Option Plan, including options for an aggregate of 2,559,848 shares granted to employees of the Company and its parent. Also does not include a Warrant representing the right to acquire 50,000 shares issued to VA Linux in consideration for placement of the Company's instant messaging software on VA Linux's websites. Exercise price of Warrant to be based on first external funding.
(7)  Subject to adjustment for April revenue of approximately $91,000.


                                      S-2